UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2019

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 202-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GWR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on July 1, 2019, Genesee & Wyoming Inc. (“G&W”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DJP XX, LLC, a Delaware limited liability company (“Parent”), and MKM XXII Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on December 30, 2019 (the “Closing Date”), Merger Sub merged with and into G&W (the “Merger”). As a result of the Merger, G&W became a wholly owned subsidiary of Parent. A copy of the Merger Agreement was attached as Exhibit 2.1 to G&W’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2019, and is incorporated by reference into this Introductory Note.

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2019, GWI Acquisitions Pty Ltd (the “Borrower”), a subsidiary of G&W Australia Holdings LP (“GWA”), of which G&W owns a 51% interest, entered into an Amending Agreement No. 1 (the “SFA Amendment”) to that certain Project Monty – Syndicated Facility Agreement, dated November 28, 2016 (the “SFA”), between, among others, National Australia Bank Limited (the “Agent”), the Borrower and the Obligors set forth on Schedule 1 of the SFA Amendment. Under the SFA, the Borrower and the Agent are obligated to consult in good faith for 45 business days if certain change of control review events occur, including where G&W ceases to hold a required minimum interest in GWA, and if they cannot reach agreement, lenders under the SFA are permitted to notify the Borrower that they no longer wish to participate in the SFA. In anticipation of the potential divestiture of GWA (as previously disclosed in G&W’s Form 8-K filed on August 5, 2019) (the “GWA Divestiture”), the SFA Amendment revises the definition of a change of control review event to, among other things, remove references to G&W’s ownership of GWA. Subject to the conditions set forth therein, the SFA Amendment will become effective upon the closing of the GWA Divestiture.

The foregoing description of the SFA Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SFA Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, G&W terminated its Third Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of June 5, 2018 (the “Existing Credit Agreement”), by and among G&W, certain subsidiaries of G&W, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. In connection with the termination, G&W repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Agreement, and terminated and released all security interests and liens granted in connection therewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 1, 2019, by and among Genesee & Wyoming Inc., DJP XX, LLC and MKM XXII Corp. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on July 1, 2019).

10.1

Amending Agreement No. 1 to Project Monty – Syndicated Facility Agreement, dated as of December 29, 2019, by and among National Australia Bank Limited, GWI Acquisitions Pty Ltd and the parties listed on Schedule 1 thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date: December 30, 2019	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel